Exhibit 8.1

                                                        April 18, 2023

Spree Acquisition Corp. 1 Limited

1922 Wildwood Place NE

Atlanta, GA 30324

Ladies and Gentlemen:

We have acted as counsel to Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Spree”), in connection with the proposed Business Combination contemplated by the Business Combination Agreement, dated as of October 29, 2022, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of January 25, 2023 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and between Spree and WHC Worldwide, LLC, a Missouri limited liability company (“WHC”).

Spree has requested that we render our opinion as to certain tax matters relating to the Business Combination and the exercise by current beneficial owners of Spree Class A ordinary shares of their redemption rights (the “Redemptions”) as a result of the Business Combination in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”), filed by Spree with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement and such other agreements and documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering the opinion herein exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we confirm that the discussion set forth in the Registration Statement under the caption “U.S. Federal Income Tax Considerations”, insofar as it expresses conclusions as to the application of U.S. federal income tax law and regulations, constitutes our opinion as to the material U.S. federal income tax consequences as to such matters.

Greenberg Traurig, LLP | Attorneys at Law One Vanderbilt Avenue | New York, New York 10017 | T +1 212.801.9200 | F +1 212.801.6400
www.gtlaw.com

Spree Acquisition Corp. 1 Limited

April 18, 2023

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination or the Redemptions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to use of this opinion letter as an exhibit to the Registration Statement and to the references to our name therein under the caption “U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com